As filed with the Securities and Exchange Commission
                       on November 24, 1997

                                       Registration No. 333-
=================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                         ---------------

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    --------------------------


                     Del Monte Foods Company
      (Exact Name of Registrant as Specified in Its Charter)


          Maryland                             13-3542950
       (State or Other                      (I.R.S. Employer
       Jurisdiction of                       Identification
       Incorporation or                          Number)
       or Organization)


                            One Market
                 San Francisco, California 94105
                          (415) 247-3000
      (Address of Registrant's Principal Executive Offices)


                   EMPLOYEE STOCK PURCHASE PLAN

                    1997 STOCK INCENTIVE PLAN
                    (Full Titles of the Plans)

                    --------------------------

                     William R. Sawyers, Esq.
          Vice President, General Counsel and Secretary
                     Del Monte Foods Company
                            One Market
                 San Francisco, California 94105
                          (415) 247-3000
              (Name, Address, and Telephone Number,
            Including Area Code, of Agent for Service)

                    --------------------------

                  CALCULATION OF REGISTRATION FEE
=================================================================
Title of
each class                 Proposed     Proposed      Amount
of                         maximum      maximum       of
securities   Amount        offering     aggregate     regis-
to be        to be         price        offering      tration
registered   registered    per share    price (1)     fee
----------------------------------------------------------------
Common
Stock,
par value
$.01
per share    14,508(2)     $1,000       $14,508,000   $4,397
-----------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities
    Act of 1933, as amended (the "Act"), based on the book value of such securities as of November 20, 1997.

(2) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Employee Stock Purchase Plan and the 1997 Stock Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Del Monte Foods Company.

                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following information shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents: (i) the Annual Report on Form 10-K for the Fiscal Year ended June 30, 1997, of Del Monte Foods Company (the "Company"), (ii) the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1997, and (iii) all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of its common stock offered hereby. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      The securities being offered hereby are shares of common stock, par value $.01 per share, of the Company. As of the date hereof, the charter of the Company authorized the Company to issue capital stock consisting of 1,000,000 shares of common stock, $.01 par value ("Common Stock"), and 1,000,000 shares of new preferred stock which may be issued in multiple series, the terms, provisions and preferences of which may be designated from time to time by the Board of Directors of the Company.

      As of the date hereof, the Company issued and had outstanding 140,000 shares of Common Stock, and 37,253.388 shares of preferred stock. TPG Partners, L.P., a Delaware partnership ("TPG"), and certain of its affiliates or partners hold 109,248.36 shares of Common Stock and 17,500 shares of the Company's preferred stock. In addition, TPG and certain of its affiliates or partners hold warrants to purchase an additional 1,428.57 shares of Common Stock.

Common Stock

      Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, TPG and certain of its affiliates or partners may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company hereby will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

      The Company and the holders of its Common Stock as of the date hereof have entered into a stockholders' agreement dated as of April 18, 1997. Among other things, the Stockholders' Agreement (i) imposes certain restrictions on the transfer of shares of Common Stock and (ii) gives such holders registration rights under certain circumstances. Purchasers of shares of Common Stock offered hereby will also be required to enter into a stockholders' agreement with the Company and TPG that (i) imposes substantial restrictions on the transfer of shares of Common Stock, (ii) gives the Company certain rights to purchase the Common Stock upon the termination of the employment with the Company and its affiliates of such purchaser and (iii) gives such purchaser registration rights under certain circumstances.

Preferred Stock

      As of the date hereof, the Company has authorized three series of preferred stock (Series A and Series B and Series C) (together, the "Preferred Stock"). As of the date hereof, no shares of Series A or Series B preferred stock are outstanding. The Preferred Stock accumulates dividends at the rate of 14% per annum, which dividends will be payable in cash or additional shares of Preferred Stock, at the option of the Company, subject to availability of funds and the terms of its loan agreements, or through a corresponding increase in the liquidation value of such stock. The Preferred Stock has an initial liquidation preference of $1,000 per share.

      The Series A and Series B preferred stock may be redeemed at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the liquidation preference thereof plus accumulated and unpaid dividends to the redemption date. The Series C preferred stock may be redeemed at the option of the Company, in whole at any time or in part from time to time, at redemption prices ranging from 103% of the liquidation preference thereof, if redeemed prior to October 1998, to 100% of the liquidation preference thereof, if redeemed after October
2000, in each case plus accumulated and unpaid dividends to the redemption date. The Company is required to redeem all outstanding shares of Preferred Stock on or before April 17, 2008 at redemption prices determined in accordance with the foregoing.
In certain other circumstances, including the occurrence of a change of control of the Company, the Company will be required to redeem shares of Series A and Series B preferred stock at 101% of the liquidation preference thereof plus accumulated and unpaid dividends to the redemption date and the holders of Series C preferred stock will have the right (but not the obligation) to require the Company to repurchase shares of such stock at 101% of the liquidation preference thereof plus accumulated and unpaid dividends to the repurchase date.


      Holders of Preferred Stock will not have any voting rights with respect thereto, except for such rights as are provided under applicable law, the right to elect, as a class, two directors of the Company in the event that six consecutive quarterly dividends are in arrears and class voting rights with respect to transactions adversely affecting the rights, preferences or powers of the Preferred Stock.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      The Company's Charter provides that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Maryland and may indemnify certain other persons as authorized by the Maryland General Corporation Law (the "MGCL").
Section 2-418 of the MGCL provides as follows:

           INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
      AGENTS. -- (a)   In this section the following words have
      the meaning indicated.

                (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

                (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                (3) "Expenses" include attorney's fees.

                (4) "Official capacity" means the following:

                     (i)  When used with respect to a director,
                the office of director in the corporation; and

                     (ii) When used with respect to a person
                other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                     (iii) "Official capacity" does not include
                service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

           (b) (1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

                     (i)  The act or omission of the director was
                material to the matter giving rise to the proceeding;
                and

                          1. Was committed in bad faith; or

                          2. Was the result of active and deliberate
                     dishonesty; or

                     (ii) The director actually received an improper
                personal benefit in money, property, or services; or

                     (iii) In the case of any criminal proceeding,
                the director had reasonable cause to believe that the act or omission was unlawful.

                (2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

                     (ii) However, if the proceeding was one by
                or in the right of the corporation,
                indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

                (3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                     (ii) The termination of any proceeding by
                conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable
                presumption that the director did not meet that standard of conduct.

           (c) A director may not be indemnified under subsection
      (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

           (d)  Unless limited by the charter:

                (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

                (2) A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

                     (i) If it determines a director is entitled
                to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                     (ii) If it determines that the director is
                fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

                (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

           (e) (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

                (2)  Such determination shall be made:

                     (i) By the board of directors by a majority
                vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate:

                     (ii) By special legal counsel selected by
                the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained and therefor the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

                     (iii) By the stockholders.

                (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization or indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

                (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

           (f) (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

                     (i) A written affirmation by the director of
                the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

                     (ii) A written undertaking by or on behalf
                of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

                (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

           (g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

           (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

           (i) For purposes of this section:

                (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:

                (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

                (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

           (j)  Unless limited by the charter:

                (1) An officer of the corporation shall be indem-nified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

                (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

                (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

           (k) (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

                (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

                (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

           (1) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

      The Company maintains directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      4.1  Del Monte Foods Company Employee Stock Purchase Plan

      4.2  Del Monte Foods Company 1997 Stock Incentive Plan

      4.3 Charter of Del Monte Foods Company (filed as Exhibit 3.4 to the Company's Registration Statement on Form S-4 (No.
333-29079) and incorporated herein by reference)

      4.4  Articles Supplementary to Charter of Del Monte Foods
Company (filed as Exhibit 3 to the Company's Quarterly Report on
Form 10-Q for the Quarter ended September 30, 1997 and incorporated herein by reference)

      4.5  By-Laws of Del Monte Foods Company

      5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the validity of securities being registered

     23.1  Consent of Independent Auditors

     23.2  Consent of Independent Auditors

     23.3 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1)

     24.1  Power of Attorney (included on signature page)

Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of San Francisco, State of California, on November 20, 1997.


                           DEL MONTE FOODS COMPANY


                           By:/s/ Richard G. Wolford
                              --------------------------------
                              Richard G. Wolford,
                              Chief Executive Officer


                         POWER OF ATTORNEY

           Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard G. Wolford, Wesley J. Smith and William R. Sawyers, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on November 20, 1997.

Signature                         Title
---------                         -----

/s/ Richard G. Wolford            Chief Executive Officer
--------------------------        (Principal Executive Officer);
  Richard G. Wolford              Director

/s/ David L. Meyers               Executive Vice President,
--------------------------        Administration and Chief
    David L. Meyers               Financial Officer (Principal
                                  Financial Officer)

/s/ Richard L. French             Vice President and Chief
--------------------------        Accounting Officer (Principal
   Richard L. French              Accounting Officer)

/s/ Richard W. Boyce              Director; Chairman of the Board
--------------------------
    Richard W. Boyce

/s/ Timothy G. Bruer              Director
--------------------------
    Timothy G. Bruer

/s/ Al Carey                      Director
--------------------------
    Al Carey

/s/ Patrick Foley                 Director
--------------------------
    Patrick Foley

/s/ Brian E. Haycox               Director
--------------------------
    Brian E. Haycox

/s/ Denise O'Leary                Director
--------------------------
    Denise O'Leary

/s/ William S. Price, III         Director
--------------------------
    William S. Price, III

/s/ Jeffrey A. Shaw               Director
--------------------------
    Jeffrey A. Shaw

/s/ Wesley J. Smith               Director
--------------------------
    Wesley J. Smith

                           EXHIBIT INDEX
                           -------------

                                                             Sequentially
Exhibit                                                      Numbered
No.      Description                  Method of Filing       Page Location
-------  -----------                  ----------------       -------------

4.1      Del Monte Foods Company      Filed herewith              15
         Employee Stock Purchase
         Plan

4.2      Del Monte Foods Company      Filed herewith              27
         1997 Stock Incentive
         Plan

4.3      Charter of Del Monte         Filed as Exhibit 3.4        --
         Foods Company                to the Company's
                                      Registration
                                      Statement on Form S-4
                                      (No. 333-29079) and
                                      incorporated
                                      herein by reference

4.4      Articles Supplementary       Filed as Exhibit 3          --
         to Charter of Del Monte      to the Company's
         Foods Company                Quarterly Report
                                      on Form 10-Q for the
                                      Quarter ended
                                      September 30, 1997
                                      and incorporated
                                      herein by reference

4.5      By-Laws of Del Monte         Filed herewith              46
         Foods Company

5.1      Opinion of Cleary,           Filed herewith              60
         Gottlieb, Steen &
         Hamilton regarding
         regarding the validity
         of securities being
         registered

23.1     Consent of Independent       Filed herewith              62
         Auditors

23.2     Consent of Independent       Filed herewith              63
         Auditors

23.3     Consent of Cleary,           Filed herewith              60
         Gottlieb, Steen &
         Hamilton (included
         in Exhibit 5.1)

24.1     Power of Attorney            Filed herewith              12
         (included on signature
         page)